EXHIBIT 23.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in Registration Statement No. 333-146815 on Form S-8 of our reports dated March 7, 2008, relating to the financial statements of Gran Tierra Energy Inc. and the effectiveness of Gran Tierra Energy Inc.'s control over financial reporting, appearing in this Annual Report on Form 10-K of Gran Tierra Energy Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Calgary, Alberta, Canada

March 13, 2008